NEWS RELEASE

C&J Energy Services Announces Second Quarter 2019 Results

HOUSTON, TEXAS, August 6, 2019 – C&J Energy Services, Inc. (“C&J” or the “Company”) (NYSE: CJ) today announced financial and operating results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights and Recent Developments

•	Consolidated revenue totaled $501.1 million resulting in a net loss of $110.3 million, an Adjusted net loss of $13.1 million, and consolidated Adjusted EBITDA(1) of $52.0 million

•	Net cash increased $25.5 million resulting in free cash flow(1) generation

•	Executed on our disciplined returns focused strategy:

◦	Idled two horizontal and one vertical fracturing fleet and other under-utilized equipment

◦	Continued streamlining SG&A costs and reduced SG&A headcount by 11% since year-end 2018

◦	Divested the majority of our South and West Texas fluids management assets on July 31, 2019

•	Preparation for proposed merger of equals with Keane Group, Inc. ("Keane") on schedule with HSR clearance received

Second Quarter 2019 Financial Results

(USD in thousands, except per share amounts)
	Three Months Ended			Change
	June 30, 2019	March 31, 2019	June 30, 2018	Sequential	Year-on-year
Revenue	$501,082	$510,769	$610,521	(1.9)%	(17.9)%
Net income (loss)	(110,306)	(23,573)	28,496	(367.9)%	(487.1)%
Adjusted net income (loss)(1)	(13,112)	(18,530)	34,960	29.2%	(137.5)%
Operating income (loss)	(110,480)	(22,771)	30,894	(385.2)%	(457.6)%
Adjusted EBITDA(1)	51,980	49,557	91,914	4.9%	(43.4)%
EPS	$(1.69)	$(0.36)	$0.42	(369.4)%	(502.4)%
Adjusted EPS(1)	$(0.20)	$(0.28)	$0.52	28.6%	(138.5)%

C&J’s President and Chief Executive Officer, Don Gawick, commented, “We grew consolidated Adjusted EBITDA(1) approximately 5.0% and generated $25.6 million of free cash flow(1) in the second quarter despite a sequential decline in revenue driven by the competitive operating environment. Our continued focus on reducing our overall cost structure, coupled with the doubling of profitability in our Well Support Services segment, enabled us to improve consolidated profitability sequentially. With that said, our second quarter results were impacted by challenging headwinds that arose during the latter part of the quarter, most notably impacting our fracturing businesses. In addition to increased white space in our fracturing calendar, several of our fracturing fleets caught up to customer drilling rigs due to high levels of operational efficiency, and we experienced changes in customer work scope that resulted in fewer multi-well pads and instances of lower margin re-

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completion activity. Most of our other completion-oriented businesses experienced lower customer activity levels and a competitive pricing environment, which resulted in the stacking of under-utilized equipment, the closing of unprofitable locations, reductions in headcount, and the managing of labor costs in line with the changing market conditions.

“We continue to make strides to make C&J more profitable by streamlining our overall cost structure with meaningful quarter-over-quarter decreases in direct cost and Adjusted SG&A expense. In addition, we have cut our capital expenditure budget and further reduced corporate overhead. For example, we restructured our research and technology division, eliminated certain executive positions as well as senior leadership positions in our cementing business, and implemented our upgraded SAP enterprise resource planning system in early July 2019. I am also pleased to report that our third quarter 2019 results will reflect the divestiture of the majority of our South and West Texas fluids management assets, which closed on July 31, 2019. These actions, in combination with future headcount reductions associated with the fluids management asset divestiture, will result in further cost improvement and lower SG&A over the coming quarters. As always, we are committed to creating long-term value for our shareholders by executing a disciplined capital deployment strategy, maintaining a strong balance sheet, and generating additional free cash flow in the second half of the year.

“Finally, I am pleased to publicly welcome Amy Nelson as a new independent director to C&J’s Board. She joins us at an exciting time as C&J is preparing for a merger of equals with Keane. Amy complements our Board's skills and experiences, and I am confident she will provide valuable perspective as we continue to execute our strategy, drive profitability, and enhance value for all C&J stockholders.”

For the second quarter of 2019, revenue totaled $501.1 million, a decrease of 17.9% compared to the second quarter of 2018, and a decrease of 1.9% compared to the first quarter of 2019. We reported a net loss of $110.3 million, or $(1.69) per diluted share, in the second quarter of 2019. This compared to net income of $28.5 million, or $0.42 per diluted share, in the second quarter of 2018, and a net loss of $23.6 million, or $(0.36) per diluted share, in the first quarter of 2019.

We reported an Adjusted Net Loss(1) of $13.1 million, or $(0.20) per diluted share, for the second quarter of 2019, compared to Adjusted Net Income of $35.0 million, or $0.52 per diluted share, for the second quarter of 2018, and an Adjusted Net Loss of $18.5 million, or $(0.28) per diluted share, in the first quarter of 2019. During the second quarter of 2019, Adjusted EBITDA(1) totaled $52.0 million compared to Adjusted EBITDA of $91.9 million in the second quarter of 2018, and Adjusted EBITDA of $49.6 million in the first quarter of 2019. Please refer to the reconciliation table of net income (loss) to Adjusted Net Income (Loss) to Adjusted EBITDA in the back of this press release for further information on these non-GAAP financial measures.

Other Financial Information

Our selling, general and administrative ("SG&A") expense in the second quarter of 2019 was $54.6 million, compared to $59.9 million in the second quarter of 2018, and $53.7 million in the first quarter of 2019. The sequential increase was primarily the result of severance costs pertaining to the departure of two executive officers, business divestiture costs, and merger-related costs associated with the announced merger of equals with Keane, all of which were offset by decreased headcount, lower incentive compensation expense, and reduced corporate overhead. On an adjusted basis, Adjusted SG&A(1) expense decreased 19.8% year-over-year and 10.9% sequentially, which was partially driven by an 11% reduction in SG&A headcount since year end 2018. As a percentage of revenue, Adjusted SG&A expense decreased sequentially from 10.1% to 9.2%.

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Depreciation and amortization expense in the second quarter of 2019 was $58.1 million, compared to $54.4 million in the second quarter of 2018, and $59.8 million in the first quarter of 2019.

The softness in the energy equity markets and the consequential negative impact on our market capitalization during the second quarter triggered a PP&E and intangible asset recoverability test that prompted us to record a non-cash impairment charge of $79.9 million associated with assets in our Well Construction and Intervention Services segment. Additionally, in conjunction with the July 31, 2019 divestiture of the majority of our South and West Texas fluids management assets, we classified the assets as held for sale within our Well Support Services segment and recognized a loss on disposition of $8.0 million.

Liquidity and Capital Expenditures

As of June 30, 2019, we had a cash balance of $114.4 million and no borrowings drawn on our ABL credit facility. We exited the second quarter with borrowing capacity of $265.6 million, resulting in $380.0 million of total liquidity as of June 30, 2019. Capital expenditures totaled $42.9 million during the second quarter of 2019, compared to $92.8 million in the second quarter of 2018, and $48.3 million in the first quarter of 2019.

Business Segment Results

Completion Services

In our Completion Services segment, we generated second quarter 2019 revenue of $322.4 million, a decrease of 21.9% compared to revenue of $412.9 million generated in the second quarter of 2018, and a decrease of 1.4% compared to first quarter 2019 revenue of $327.1 million. For the second quarter of 2019, we reported net income of $5.1 million resulting in Adjusted EBITDA(2) of $47.7 million. This is compared to net income of $54.0 million resulting in Adjusted EBITDA of $84.1 million for the second quarter of 2018, and net income of $10.6 million resulting in Adjusted EBITDA of $54.4 million for the first quarter of 2019.

Revenue and profitability in our Completion Services segment decreased sequentially primarily due to lower utilization in our fracturing business. During the second quarter, we experienced increased white space in our frac calendar due to unexpected scheduling gaps and drilling rig delays in select operating basins. In line with our returns-focused strategy, we continued to reduce our overall cost structure, and we idled two horizontal and one vertical fracturing fleet by the end of the second quarter to more appropriately align our asset base with current customer demand and market conditions. In our wireline and pumpdown businesses, revenue increased sequentially as customer activity levels improved in the Bakken, but profitability was essentially flat due to the competitive pricing environment, higher consumables costs, and reduced asset deployment in several basins as customers began to reduce their deployed fracturing fleets based on prevailing market conditions. In response, we continued to focus on efficient customers and further streamlined costs in both our wireline and pumpdown businesses, which included reallocating assets to more profitable locations and closing select operating districts in line with our disciplined returns-focused strategy.

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Well Construction and Intervention Services

In our Well Construction and Intervention Services ("WC&I") segment, we generated second quarter 2019 revenue of $72.7 million, a decrease of 26.6% compared to revenue of $99.1 million generated in the second quarter of 2018, and a decrease of 8.1% compared to revenue of $79.1 million generated in the first quarter of 2019. For the second quarter of 2019, we reported a net loss of $84.0 million that included a $79.9 million non-cash impairment of PP&E and intangibles. Adjusted EBITDA(2) for the second quarter of 2019 totaled $6.9 million. This is compared to net income of $8.5 million resulting in Adjusted EBITDA of $19.9 million for the second quarter of 2018, and a net loss of $3.4 million resulting in Adjusted EBITDA of $6.5 million for the first quarter of 2019.

Segment revenue decreased sequentially due to lower customer activity levels and a more competitive pricing environment in our cementing business, but segment profitability increased primarily due to asset redeployment in our coiled tubing business and a more streamlined cost structure in our cementing business. In our coiled tubing business, we returned two large diameter units to service in West Texas to large, efficient customers that increased overall asset utilization, which was partially offset by continued soft activity levels in both South Texas and the Mid-Continent. We continued to experience lower overall drilling rig count and a competitive pricing environment in our cementing business that negatively affected customer activity levels, especially in our largest operating basin of West Texas and in the Mid-Continent. In response and in line with our returns focused strategy, we further reduced our cost structure by stacking lower utilized equipment, consolidating facilities, closing unprofitable districts, and managing labor and operational costs.

Well Support Services

In our Well Support Services segment, we generated second quarter 2019 revenue of $106.0 million, an increase of 7.5% compared to revenue of $98.5 million generated in the second quarter of 2018, and an increase of 1.3% compared to revenue of $104.6 million generated in the first quarter of 2019. For the second quarter of 2019, we reported a net loss of $4.1 million resulting in Adjusted EBITDA(2) of $13.4 million. This is compared to a net loss of $3.2 million resulting in Adjusted EBITDA of $11.4 million for second quarter of 2018, and a net loss of $4.5 million resulting in Adjusted EBITDA of $7.0 million for the first quarter of 2019.

Segment revenue and profitability increased sequentially due to higher customer activity levels in most of our operating basins, improved weather conditions, and additional workdays with longer daylight hours characteristic of the second quarter. In our rig services business, we benefited from improved customer activity levels in both California and the Bakken, which was partially offset by decreased workover rig count in West Texas. In addition, we achieved our highest deployed rig counts in over a year in both California and the Mid-Continent due to improved maintenance and completion-driven activities. In our fluids management business, we deployed additional trucks in California to meet growing customer demand for fluids hauling and disposal services.

Forward Outlook

Focusing on the third quarter of 2019, we currently expect our consolidated revenue to decline modestly, primarily due to the divestiture of the majority of our South and West Texas fluids management assets on July 31, 2019, continued white space in

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our fracturing calendar as customers closely manage capital expenditures, and lower activity levels and pricing pressure in our cementing business. In our Completion Services segment, we expect the pricing environment to remain competitive and we are preparing for instances of budget exhaustion and delayed completion activity late in the third quarter. Even though we anticipate improved financial results in our coiled tubing business from the return to service of select units, we expect revenue to decline in our Well Construction and Intervention Services segment due to continued challenging market conditions in our cementing business. After improving late in the first quarter, the drilling rig count serviced by our cementing business began to decline again in the second quarter, specifically in our largest operating basin of West Texas and the Mid-Continent. If current market conditions persist, we are prepared to further streamline our cost structure in this business and stack additional equipment during the third quarter. In our Well Support Services segment, we expect revenue to decline due to the announced fluids management asset divestiture, which should be partially offset by slightly improved activity levels in our rig services and special services businesses. We will remain focused on the things that we can control and stay committed to maintaining capital spending discipline and generating additional free cash flow in the second half of 2019.

Merger of Equals with Keane Group Update

On June 16, 2019, C&J entered into an Agreement and Plan of Merger with Keane Group, Inc. and one of its subsidiaries (“Keane”). Following the merger, C&J will be a direct, wholly owned subsidiary of Keane. Upon closing Keane will be renamed and have a new ticker symbol. The merger is expected to close in the fourth quarter of 2019, pending the satisfaction of certain customary conditions including the approval of the merger by the affirmative vote of holders of a majority of the outstanding common stock of C&J, and approval of the issuance of common stock of Keane to C&J stockholders in connection with the merger by the affirmative vote of a majority of the votes cast by holders of common stock of Keane at a meeting of Keane stockholders at which a quorum is present. In July, we received notification of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the proposed merger. The termination satisfies one of the conditions to the closing of the proposed merger.

Conference Call Information

We will host a conference call on Tuesday, August 6, 2019 at 10:00 a.m. ET / 9:00 a.m. CT to discuss our second quarter 2019 financial and operating results. Interested parties may listen to the conference call via a live webcast accessible on our website at www.cjenergy.com or by calling U.S. (Toll Free): 1-855-560-2574 or International: 1-412-542-4160 and asking for the “C&J Energy Services' Earnings Call.” Please dial-in ten to fifteen minutes before the scheduled call time to avoid any delays entering the earnings call. An archive of the webcast will be available shortly after the call on our website at www.cjenergy.com for twelve months following the call. A replay of the call will also be available for one week by calling U.S. (Toll Free): 1-877-344-7529 or International: 1-412-317-0088, using the access code: 10133211.

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About C&J Energy Services

C&J Energy Services is a leading provider of well construction and intervention, well completion, well support and other complementary oilfield services and technologies to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties in onshore basins throughout the continental United States. We offer a diverse, integrated suite of services across the life cycle of the well, including hydraulic fracturing, cased-hole wireline and pumpdown, cementing, coiled tubing, rig services, fluids management, and specialty well site support services. We are headquartered in Houston, Texas and operate across all active onshore basins of the continental United States. For additional information about C&J, please visit www.cjenergy.com.

C&J Energy Services Investor Contact
Daniel E. Jenkins
Vice President – Investor Relations
investors@cjenergy.com
1-713-260-9986

This news release (and any oral statements made regarding the subjects of this release, including those related to the proposed merger with Keane and those that may be made on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address circumstances, activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. In addition, words such as “anticipate,” “believe,” “ensure,” “expect,” “if,” “once” “intend,” “plan,” “focus,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions that convey the uncertainty of future events or outcomes, and the negative thereof, are intended to identify forward-looking statements. Forward-looking statements contained in this news release, which are not generally historical in nature, include those that express a belief, expectation or intention regarding our future activities, plans and goals and our current expectations with respect to, among other things: our ability to successfully integrate acquisitions; our operating cash flows, the availability of capital and our liquidity; our future revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: we may be unable to obtain governmental, stockholder and/or regulatory approvals required for the proposed Merger, or required approvals may delay the proposed Merger or result in the imposition of conditions that could cause the parties to abandon the proposed Merger; conditions to closing the proposed Merger may not be satisfied

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or the timing to complete the proposed Merger may change; we may not realize, or it may take longer to realize, expected cost savings, benefits and any other synergies from the proposed Merger; disruption from the proposed Merger may make it more difficult to maintain relationships with customers, employees or suppliers; a decline in demand for our services, including due to supply of oil and gas, declining or perceived instability of commodity prices, overcapacity of supply, constrained pipeline capacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which impacts the level of drilling, completion and production activity and spending patterns by our customers; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; pressure on pricing for our services, including due to competition and industry and/or economic conditions, which may impact, among other things, our ability to implement price increases or maintain pricing and margin on our services; the loss of, or interruption or delay in operations by, one or more of our significant customers; the failure by one or more of our significant customers to pay amounts when due, or at all; adverse weather conditions in oil or gas producing regions; changes in customer requirements in the markets we serve; costs, delays, compliance requirements and other difficulties in executing our short-and long-term business plans and growth strategies; the effects of recent or future acquisitions or customer opportunities on our business, including our ability to successfully integrate our operations and the costs incurred in doing so and the costs and potential liabilities associated with new or expanded areas of operational risks (such as offshore or international operations); business growth outpacing the capabilities of our infrastructure; operating hazards inherent in our industry, including the possibility of accidents resulting in personal injury or death, property damage or environmental damage; the loss of, or interruption or delay in operations by, one or more of our key suppliers, including resulting from product defects, recalls or suspensions; the effect of environmental and other governmental regulations on our operations, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our hydraulic fracturing services; the incurrence of significant costs and liabilities resulting from litigation or governmental proceedings; the incurrence of significant costs and liabilities or severe restrictions on our operations or the inability to perform certain operations or provide certain services resulting from a failure to comply, or our compliance with, new or existing regulations; the effect of new or existing regulations, industry and/or commercial conditions on the availability of and costs for raw materials, consumables and equipment; the loss of, or inability to attract, key management and other competent personnel; a shortage of qualified workers; our ability to implement new technologies and services; damage to or malfunction of equipment; our ability to maintain sufficient liquidity and/or obtain adequate financing to allow us to execute our business plan; and our ability to comply with covenants under our debt facilities.

For additional information regarding known material factors that could affect our operating results and performance, please see our most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which are available at the SEC's website, http://www.sec.gov. Should one or more of these known material risks occur, or should the underlying assumptions change or prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statement. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. All subsequent written or oral forward-looking statements concerning us are expressly qualified in their entirety by the cautionary statements above. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information Regarding the Merger of Equals Will Be Filed With the SEC

In connection with the proposed merger, Keane has filed a registration statement on Form S 4 that includes a joint proxy statement of Keane and C&J that also constitutes a prospectus of Keane with the Securities and Exchange Commission (the “SEC”). Each of Keane and C&J have also filed other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders may obtain free copies of these documents and other documents containing important information

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about Keane and C&J through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Keane are available free of charge on Keane’s website at http://www.keanegrp.com or by contacting Keane’s Investor Relations Department by email at investors@keanegrp.com or by phone at 281-929-0370. Copies of the documents filed with the SEC by C&J are available free of charge on C&J’s website at www.cjenergy.com or by contacting C&J’s Investor Relations Department by email at investors@cjenergy.com or by phone at 713-325-6000.

Participants in the Solicitation

C&J, Keane and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of C&J is set forth in its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on April 9, 2019, and C&J’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 27, 2019. Information about the directors and executive officers of Keane is set forth in Keane’s proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on April 1, 2019, and Keane’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 27, 2019. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed merger. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from C&J or Keane using the sources indicated above.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

_________________________

(1)
Adjusted Net Income (Loss) is defined as net income (loss) plus the after-tax amount of merger/transaction-related costs and other non-routine items. Adjusted EPS is calculated as Adjusted Net Income (Loss) divided by diluted weighted average common shares outstanding. Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation and amortization, other income (expense), gain or loss on disposal of assets, merger/transaction-related costs, non-cash share-based compensation expense and other non-routine items. Adjusted SG&A is defined as selling, general and administrative expenses adjusted for severance and business divestiture costs, merger/transaction-related costs, restructuring costs and other non-routine items. Free cash flow is defined as the net increase (decrease) in cash and cash equivalents before financing activities, including share repurchase activity. Management believes that Adjusted Net Income (Loss), Adjusted EBITDA on a consolidated basis are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company’s normal operating results. Management believes free cash flow is important to investors in that it

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provides a useful measure to assess management's effectiveness in the areas of profitability and capital management. For a reconciliation of net income (loss) to each of Adjusted Net Income (Loss), Adjusted EBITDA and for a reconciliation of net increases (decreases) in cash and cash equivalents to free cash flow, please see the tables at the end of this press release. Adjusted EBITDA per fully-utilized fleet on an annualized basis, is a non-GAAP measure and is defined as (i) the earnings before net interest expense, income taxes, depreciation and amortization, other income (expense), gain or loss on disposal of assets, acquisition-related costs, non-cash share-based compensation expense and other non-routine items for the fracturing product line, (ii) divided by the fully-utilized fleets (average active fleets multiplied by fleet utilization) per quarter, and then (iii) multiplied by four. Adjusted EBITDA per fully-utilized fleet on an annualized basis is used by management to evaluate the operating performance of the business for comparable periods, and the Company believes it is important as an indicator of operating performance of our fracturing product line because it excludes the effects of the capital structure and certain non-cash items from the fracturing product line’s operating results. For a reconciliation of Adjusted EBITDA per fully-utilized fleet on an annualized basis, please see the tables at the end of this press release.

(2)
Adjusted EBITDA at the segment level is not considered to be a non-GAAP financial measure as it is our segment measure of profit or loss and is required to be disclosed under GAAP pursuant to ASC 280. Reconciliations of Adjusted EBITDA from net income at a segment level are being provided as supplemental financial information.

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenue	$501,082	$510,769	$610,521	$1,011,851	$1,163,521
Costs and expenses:
Direct costs	408,514	416,339	463,602	824,853	882,599
Selling, general and administrative expenses	54,562	53,684	59,908	108,246	125,843
Research and development	1,696	1,805	1,681	3,501	3,553
Depreciation and amortization	58,093	59,756	54,387	117,849	100,730
Impairment expense	79,935	—	—	79,935	—
(Gain) loss on disposal of assets	8,762	1,956	49	10,718	(440)
Operating income (loss)	(110,480)	(22,771)	30,894	(133,251)	51,236
Other income (expense):
Interest expense, net	(442)	(347)	(2,185)	(789)	(2,613)
Other income (expense), net	(449)	465	(1,106)	16	(486)
Total other income (expense)	(891)	118	(3,291)	(773)	(3,099)
Income (loss) before income taxes	(111,371)	(22,653)	27,603	(134,024)	48,137
Income tax expense (benefit)	(1,065)	920	(893)	(145)	(953)
Net income (loss)	$(110,306)	$(23,573)	$28,496	$(133,879)	$49,090
Net income (loss) per common share:
Basic	$(1.69)	$(0.36)	$0.42	$(2.06)	$0.73
Diluted	$(1.69)	$(0.36)	$0.42	$(2.06)	$0.73
Weighted average common shares outstanding:
Basic	65,082	65,030	67,268	65,056	67,227
Diluted	65,082	65,030	67,268	65,056	67,267

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$114,374	$135,746
Accounts receivable, net of allowance of $8,655 at June 30, 2019 and $4,877 at December 31, 2018	341,475	309,104
Inventories, net	57,905	62,633
Prepaid and other current assets	37,396	22,357
Total current assets	551,150	529,840
Property, plant and equipment, net of accumulated depreciation of $368,074 at June 30, 2019 and $320,134 at December 31, 2018	679,480	737,292
Other assets:
Intangible assets, net	54,483	115,072
Deferred financing costs, net of accumulated amortization of $3,417 at June 30, 2019 and $2,932 at December 31, 2018	4,089	4,574
Right-of-use asset, net	25,741	—
Other noncurrent assets	15,144	37,676
Total assets	$1,330,087	$1,424,454
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$157,188	$140,109
Payroll and related costs	38,745	48,873
Accrued expenses	54,014	55,430
Current portion of lease liability	6,707	—
Total current liabilities	256,654	244,412
Long-term lease liability	16,281	—
Other long-term liabilities	25,123	26,713
Total liabilities	298,058	271,125
Commitments and contingencies
Stockholders' equity
Common stock, par value of $0.01, 1,000,000,000 shares authorized, 66,055,287 and 66,120,015 issued and outstanding at June 30, 2019 and December 31, 2018, respectively	661	661
Additional paid-in capital	1,286,011	1,273,524
Accumulated other comprehensive loss	(56)	(148)
Retained deficit	(254,587)	(120,708)
Total stockholders' equity	1,032,029	1,153,329
Total liabilities and stockholders’ equity	$1,330,087	$1,424,454

Page	11	of	19

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2019	June 30, 2018
Cash flows from operating activities:
Net income (loss)	$(133,879)	$49,090
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	117,849	100,730
Impairment expense	79,935	—
Provision for doubtful accounts	4,212	1,497
(Gain) loss on disposal of assets	10,718	(440)
Share-based compensation expense	13,572	10,917
Amortization of deferred financing costs	505	1,856
Right-of-use asset expense	4,122	—
Changes in operating assets and liabilities:
Accounts receivable	(36,526)	(46,408)
Inventories	4,835	(6,020)
Prepaid expenses and other current assets	(4,943)	2,933
Accounts payable	19,287	40,239
Payroll related costs and accrued expenses	(12,478)	(23,077)
Income taxes	322	4,215
Other	3,874	(805)
Net cash provided by operating activities	71,405	134,727
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(91,273)	(155,790)
Proceeds from disposal of property, plant and equipment and non-core service lines	2,761	20,862
Business acquisition purchase price adjustment	—	1,500
Net cash used in investing activities	(88,512)	(133,428)
Cash flows from financing activities:
Financing costs	—	(3,144)
Employee tax withholding on restricted stock vesting	(1,085)	(2,193)
Shares repurchased and retired	(3,298)	—
Net cash used in financing activities	(4,383)	(5,337)
Effect of exchange rate changes on cash	118	193
Net decrease in cash and cash equivalents	(21,372)	(3,845)
Cash and cash equivalents, beginning of period	135,746	113,887
Cash and cash equivalents, end of period	$114,374	$110,042

Page	12	of	19

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF SG&A TO ADJUSTED SG&A
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
SG&A	$54,562	$53,684	$59,908	$108,246	$125,843
Severance and business divestiture costs	(5,748)	(1,079)	(40)	(6,827)	(5,014)
Merger/transaction-related costs	(2,640)	—	(243)	(2,640)	(970)
Restructuring costs and other	(70)	(861)	(2,163)	(931)	(3,286)
Adjusted SG&A	$46,104	$51,744	$57,462	$97,848	$116,573

Revenue	$501,082	$510,769	$610,521	$1,011,851	$1,163,521
Adjusted SG&A as a percentage of revenue	9.2%	10.1%	9.4%	9.7%	10.0%

Page	13	of	19

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED
NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income (loss)	$(110,306)	$(23,573)	$28,496	$(133,879)	$49,090
Adjustments, net of tax:
Severance and business divestiture costs	7,668	3,336	1,150	11,004	7,290
Loss on disposal of assets	6,881	—	—	6,881	—
Impairment expense	79,935	—	—	79,935	—
Merger/transaction-related costs	2,640	—	243	2,640	970
Non-cash deferred financing charge	—	—	1,508	—	1,508
Restructuring costs and other	70	1,707	3,563	1,777	4,686
Adjusted net income (loss)	$(13,112)	$(18,530)	$34,960	$(31,642)	$63,544
Depreciation and amortization	58,093	59,756	54,387	117,849	100,730
(Gain) loss on disposal of assets	1,881	1,956	(1,061)	3,837	(1,550)
Interest expense, net	442	347	677	789	1,105
Other (income) expense, net	449	(465)	(294)	(16)	(914)
Income tax expense (benefit)	(1,065)	920	(893)	(145)	(953)
Non-cash share-based compensation, excluding severance	5,292	5,573	4,138	10,865	8,510
Adjusted EBITDA	$51,980	$49,557	$91,914	$101,537	$170,472
Per common share:
Net income (loss) diluted	$(1.69)	$(0.36)	$0.42	$(2.06)	$0.73
Adjusted net income (loss) diluted	$(0.20)	$(0.28)	$0.52	$(0.49)	$0.94
Diluted weighted average common shares outstanding	65,082	65,030	67,268	65,056	67,267

Page	14	of	19

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF FRACTURING NET INCOME TO FRACTURING ADJUSTED EBITDA
(In thousands, except average active fleet data)
(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019
Fracturing net income	$5,539	$10,423
Adjustments, net of tax:
Depreciation and amortization	26,670	29,172
Loss on disposal of assets	2,409	2,058
Non-cash share-based compensation	210	209
Severance and business divestiture costs	248	—
Fracturing adjusted EBITDA	$35,076	$41,862
Average active fleets	16.1	16.1
Fleet utilization	77%	87%
Annualized Adjusted EBITDA per fully-utilized fleet	$11,284	$11,962

Page	15	of	19

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2019
	Completion Services	WC&I	Well Support Services	Corporate / Elimination	Total
Net income (loss)	$5,138	$(84,019)	$(4,052)	$(27,373)	$(110,306)
Depreciation and amortization	36,907	8,950	10,368	1,868	58,093
Impairment expense	—	79,935	—	—	79,935
(Gain) loss on disposal of assets	2,186	(125)	6,623	78	8,762
Interest expense, net	—	—	33	409	442
Other (income) expense, net	312	30	(189)	296	449
Income tax benefit	—	—	—	(1,065)	(1,065)
Severance and business divestiture costs	2,063	1,865	123	3,617	7,668
Merger/transaction-related costs	—	—	—	2,640	2,640
Non-cash share-based compensation, excluding severance	1,097	311	477	3,407	5,292
Restructuring costs and other	3	—	—	67	70
Adjusted EBITDA	$47,706	$6,947	$13,383	$(16,056)	$51,980

Page	16	of	19

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2019
	Completion Services	WC&I	Well Support Services	Corporate / Elimination	Total
Net income (loss)	$10,603	$(3,374)	$(4,468)	$(26,334)	$(23,573)
Depreciation and amortization	39,837	7,885	10,248	1,786	59,756
(Gain) loss on disposal of assets	2,035	(14)	(64)	(1)	1,956
Interest expense, net	—	—	33	314	347
Other (income) expense, net	184	—	(375)	(274)	(465)
Income tax expense	—	—	—	920	920
Severance and business divestiture costs	1,128	284	1,110	814	3,336
Non-cash share-based compensation, excluding severance	1,163	372	504	3,534	5,573
Restructuring costs and other	(515)	1,361	—	861	1,707
Adjusted EBITDA	$54,435	$6,514	$6,988	$(18,380)	$49,557

Page	17	of	19

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2018
	Completion Services	WC&I	Well Support Services		Corporate / Elimination	Total
Net income (loss)	$53,953	$8,538	$(3,231)		$(30,764)	$28,496
Depreciation and amortization	29,466	10,018	13,600		1,303	54,387
(Gain) loss on disposal of assets	(1,422)	1,202	269		—	49
Interest expense, net	—	—	18		2,167	2,185
Other (income) expense, net	1,255	(227)	104		(26)	1,106
Income tax benefit	—	—	—		(893)	(893)
Severance and business divestiture costs	—	—	40		—	40
Merger/transaction-related costs	—	101	134		8	243
Non-cash share-based compensation, excluding severance	866	308	503		2,461	4,138
Restructuring costs and other	—	—	—		2,163	2,163
Adjusted EBITDA	$84,118	$19,940	$11,437	—	$(23,581)	$91,914

Page	18	of	19

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
TO FREE CASH FLOW GENERATION (USAGE)
(In thousands)
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2019
Net increase (decrease) in cash and cash equivalents	$25,544	$(21,372)
Share repurchases (1)	—	3,298
Other financing activities	49	967
Free Cash Flow generation (usage)	$25,593	$(17,107)
_________________________
(1) Share repurchases were transacted in December 2018 and settled in cash in January 2019.

Page	19	of	19